SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
June 22, 2006
Alpharma Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-8593	22-2095212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024
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(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code
(201) 947-7774
Not Applicable
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(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)	On June 22, 2006, the Board of Directors of the Company expanded the size of the Board from its current size of six directors to seven directors and appointed Dean Mitchell to the position of Class B Director, effective from July 1, 2006. Mr. Mitchell will hold such position, unless sooner removed in the manner set forth by law or the Company’s charter documents, until the 2007 annual meeting of shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.

By:	/s/ Robert F. Wrobel
	Name:	Robert F. Wrobel
	Title:	Executive Vice President and CLO
Date: June 28, 2006